MARC DOUGLAS
                                2920 PADDOCK ROAD
                            FT. LAUDERDALE, FL  33331

                                December 18, 2002


Mr.  Matt  Dwyer
c/o  Brian  Lebrecht,  Esq.
2342  Avenida  Empresa
Suite  230
Rancho  Santa  Margarita,  CA  92688

     Re: Stock Purchase Agreement (the "Purchase Agreement") dated October 28, 2002 by and between Matthew Dwyer and Marc Douglas.

Dear  Mr.  Dwyer:

     Pursuant to Section 2.4 of the Purchase Agreement, you agreed to cause TMI Holdings, Inc. (the "Company") to pay certain liabilities of the Company within 21 days of the closing of the transaction contemplated by the Purchase Agreement. This letter will confirm that I agree that such 21-day period will begin on the date hereof.

     This letter also serve to advise you that I have paid, out of my personal funds, the amount of $1,000 to the internal account listed on Exhibit C of the Purchase Agreement. You had previously agreed to cause the Company to pay such amount to the internal accountant. Payment by the Company for this amount should be paid to me personally and not to the internal accountant.

     If  you  have  any  questions,  please  call  me  at  (954)  214-5912

                              Very  truly  yours,


                              /s/  Marc  Douglas
                              Marc  Douglas